Exhibit 10.44

AMENDED AND RESTATED SECURITY AGREEMENT

among

TITAN MACHINERY INC.,

EACH OF THE OTHER GRANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Dated as of March 30, 2012

i

This AMENDED AND RESTATED SECURITY AGREEMENT, dated as of March 30, 2012, among Titan Machinery, Inc., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower which becomes a party hereto in accordance with Article 10 (and each such Subsidiary, individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Borrower are referred to collectively herein as the “Grantors”), and Wells Fargo Bank, National Association, a national banking association, as administrative agent under the Credit Agreement (in such capacity, the “Administrative Agent”) referred to in the Recitals (as amended, supplemented, or otherwise modified from time to time, the “Security Agreement”).

RECITALS

A.                                    Borrower, the Subsidiary Guarantors, the Lenders party thereto, and the Administrative Agent previously entered into that certain Credit Agreement, dated as of October 31, 2010 (as amended to date, the “Original Credit Agreement”).

B.                                    Borrower, the Subsidiary Guarantors, and the Administrative Agent, as agent for the Lenders, previously entered into that certain Security Agreement dated as of October 31, 2010 (as amended to date, the “Original Security Agreement”).

C.                                    Reference is made to the Amended and Restated Credit Agreement, dated as of even date herewith, among the Borrower, the Subsidiary Guarantors, the Lenders party thereto, and the Administrative Agent (as the same may be amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), which amends and restates in its entirety the Original Credit Agreement.

D.                                    The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  Each of the Subsidiary Guarantors is a direct or indirect subsidiary of the Borrower.  The Grantors acknowledge that their business is a mutual and collective enterprise and that the Loans and other financial accommodations made under the Loan Documents will enhance the aggregate borrowing powers of the Borrower and credit availability to the other Loan Parties and facilitate their loan relationship with the Lending Parties, all to the mutual advantage of the Grantors.

E.                                     Each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Loans. Each Guarantor has, pursuant to the Guaranty, unconditionally guaranteed the Obligations.

F.                                      This Security Agreement is given by each Grantor in favor of the Administrative Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Obligations.

G.                                    The execution and delivery by the Grantors of this Security Agreement is a condition precedent to the effectiveness of the Credit Agreement, and the Lending Parties would not have entered into the Credit Agreement if the Grantors had not executed and delivered this Security Agreement.

Accordingly, the Grantors and the Administrative Agent, on behalf of itself and each other Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE 1.

DEFINITIONS; GRANT OF SECURITY; CONTINUING PERFECTION AND PRIORITY

Section 1.1                                    General Definitions. As used in this Security Agreement, the following terms shall have the meanings specified below:

(a)                                 When used in this Security Agreement, each of the following terms shall have the respective meaning ascribed thereto by the UCC:  “Account”, “Account Debtor”, “Certificated Securities”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Document”, “Equipment”, “General Intangibles”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter of Credit Right”, “Proceeds”, “Record”, “Security”, “Security Certificate”, and “Supporting Obligation”.

(b)                                 As used in this Security Agreement, the following terms shall have the meanings specified below:

“Additional Grantor” has the meaning assigned to such term in Article 10.

“Collateral” means all personal property and fixtures of such Grantor, including all of such Grantor’s right, title, and interest in, to, and under the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (i) all Accounts, (ii) all Chattel Paper, (iii) all Commercial Tort Claims listed on the applicable Perfection Certificate (as supplemented from time to time), (iv) all Documents, (v) all Equipment, (vi) all General Intangibles, (vii) all Goods, (viii) all Instruments, (ix) all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent or any other Secured Party is the loss payee thereof) and all business interruption insurance policies, (x) all Intellectual Property, (xi) all Inventory, (xii) all Letter-of-Credit Rights, (xiii) all Deposit Accounts, bank accounts, deposits, and cash, (xiv) all Investment Property, (xv) all Pledged Collateral, (xvi) all other goods and other personal property of such Grantor, whether tangible or intangible, (xvii) to the extent not otherwise included in clauses (i) through (xvi) of this Section, all Collateral Records and Supporting Obligations in respect of any of the foregoing, (xviii) to the extent not otherwise included in clauses (i) through (xvii) of this Section, all other property in which a security interest may be granted under the UCC or which may be delivered to and held by the Administrative Agent pursuant to the terms hereof, and (xix) to the extent not otherwise included in clauses (i) through (xvii) of this Section, all Proceeds, products, substitutions, accessions, rents, and profits of or in respect of any of the foregoing.

“Collateral Records” means all books, instruments, certificates, Records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, and other documents, and all computer software, computer printouts, tapes, disks, and related data processing software and similar items, in each case that at any time represent, cover, or otherwise evidence, or contain information relating to, any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Copyrights” means all of the following: (i) all copyright rights in any work subject to the copyright laws of the United States of America or any other country, whether as author, assignee, transferee, or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations, and pending applications for registration in the United States Copyright Office or any similar offices in the United States of America or any other country.

“Foreign Subsidiary” shall mean any Subsidiary that is “foreign,” as defined in Section 7701(a)(5) of the Code, more than 50 percent of (i) the total combined voting power of all classes of stock of such corporation entitled to vote, or (ii) the total value of the stock of such corporation, is directly or indirectly owned by a Grantor.

“Intellectual Property” means all intellectual and similar property of any Grantor of every kind and nature, including inventions, designs, Patents, Copyrights, Trademarks, licenses in respect thereof, domain names, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Patents” means all of the following: (i) all letters patent of the United States of America or any other country, all registrations and recordings thereof and all applications for letters patent of the United States of America or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in the United States of America or any other country, and (ii) all reissues, continuations, divisions, continuations in part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means, (i) with respect to each Grantor party to this Security Agreement on the Closing Date, the Perfection Certificate delivered on the Closing Date, and (ii) with respect to each Additional Grantor, the Perfection Certificate delivered to the Administrative Agent on the date on which such Additional Grantor becomes a Grantor hereunder.

“Pledged Collateral” means, collectively, Pledged Debt and Pledged Equity Interests.

“Pledged Debt” means all Debt owed or owing to the Borrower or any Subsidiary represented or evidenced by any Instruments or Chattel Paper, and all Instruments, Chattel Paper and documents representing or evidencing such Debt.

“Pledged Equity Interests” means all Equity Interests owned or held by or on behalf of any Grantor, and all Security Certificates, Instruments and other documents, if any, representing or evidencing such Equity Interests.

“Secured Parties” means (i) the Lending Parties and Administrative Agent, (ii) unless otherwise agreed upon in writing by the applicable Lending Party or its Affiliate, each of the Lending Parties or any of its Affiliates party to Hedging Obligations, (iii) the beneficiaries of each indemnification obligation undertaken by or on behalf of any Grantor under any Loan Document, and (iv) the successors and assigns of each of the foregoing.

“Security Interest” means, collectively, the Liens created or purported to be created hereby.

“Trademarks” means all of the following: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, uniform resource locations (URL’s), domain names, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, (ii) all registrations and recordings thereof and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in the United States of America or any other country and all extensions and renewals thereof and amendments thereto, and (iii) all goodwill associated therewith or symbolized by any of the foregoing.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

Section 1.2                                    Other Definitions; Interpretation

(a)                                 Other Definitions. Capitalized terms used herein and not otherwise defined herein, and the term “subsidiary” shall have the meanings assigned to such terms in the Credit Agreement.

(b)                                 Rules of Interpretation. The rules of interpretation specified in Sections 1.02 of the Credit Agreement shall be applicable to this Security Agreement.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.  To the extent the UCC is revised after the date hereof such that the definition of any of the foregoing terms included in the description or definition of the Collateral is changed, the parties hereto desire that any property which is included in such changed definitions, but which would not otherwise be included in the Security Interest on the date hereof, nevertheless be included in the Security Interest upon the effective date of such revision.

(c)                                  Resolution of Drafting Ambiguities.  Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Security Agreement, that it and its counsel reviewed and participated in the preparation and negotiation thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.3                                    Grant of Security.

(a)                                 Grant. As security for the payment and performance in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Administrative Agent (and its successors and assigns), for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent (and its successors and assigns), for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under such Grantor’s Collateral.

(b)                                 Certain Limited Exclusions. Notwithstanding anything in this Section 1.3 to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a Security Interest in, (i) any right under any lease, license, permit or other contract or agreement constituting a General Intangible (other than the Pledged Collateral), but only to the extent that the granting of a security interest therein or an assignment thereof would violate any applicable law or any enforceable provision of lease, license or other contract or agreement, as applicable, provided that to the extent such Security Interest at any time hereafter shall no longer be prohibited by law, and/or immediately upon such provision no longer being enforceable, as the case may be, the Collateral shall automatically and without any further action include, and the Grantors shall be deemed to have granted automatically and without any further action a Security Interest in, such right as if such law had never existed or such provision had never been enforceable, as the case may be, (ii) any of the outstanding Equity Interests in a Foreign Subsidiary in excess of 65% of the voting power of all classes of Equity Interests of such Foreign

Subsidiary entitled to vote in the election of directors or other similar body of such Foreign Subsidiary; (iii) any Equity Interest in Rural Tower Network, LLC; (iv) any Equity Interest in any Foreign Subsidiary that is not a first-tier Subsidiary of any Grantor; or (v) notwithstanding anything in clause (i) of this Section 1.3(b) to the contrary, any Equity Interest in another Person that is not a Subsidiary of a Grantor, but only to the extent that the Grantor owning such Equity Interest is required by any provision of any organizational document of the issuer of the Equity Interest or any other agreement related to such Equity Interests to obtain the consent of the issuer or any other Person owning any Equity Interest in the issuer prior to granting or perfecting a security interest in such Equity Interest; provided that Collateral shall include any proceeds, products, substitutions or replacements of such property (unless such proceeds, products, substitutions or replacements would otherwise constitute property described in a any clause (i) to (v) above).

ARTICLE 2.

SECURITY FOR OBLIGATIONS; NO ASSUMPTION OF LIABILITY

This Security Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, or any similar provision of any other bankruptcy, insolvency, receivership or other similar law), of all Obligations.  Notwithstanding anything to the contrary herein, the Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 3.1                                    Generally

(a)                                 Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that:

(i)                                     The information in the Perfection Certificate attached hereto as Exhibit A is true and correct on, in the case of (i) each Grantor party hereto on the Closing Date, the date hereof or (ii) each Additional Grantor, the date on which it became a Grantor.

(ii)                                  Such Grantor has good and valid rights in or title to, the Collateral with respect to which it has purported to grant the Security Interest, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Collateral for its intended purposes, and except for Liens expressly permitted pursuant to the Loan Documents.

(iii)                               This Security Agreement creates a valid and continuing Security Interest in the Collateral in favor of the Secured Parties.  Upon (i) the filing of the UCC financing statements naming such Grantor as “debtor” and the Administrative Agent as “secured party”, or the making of other appropriate filings, registrations or recordings, containing a description of such Collateral in the office of the Secretary of State (or other analogous office) of the jurisdiction of its incorporation or formation as set forth in such Grantor’s Perfection Certificate, (ii) the delivery to the Administrative Agent of the Pledged Collateral to the extent certificated or evidenced by a Document endorsed in blank, and (iii) the timely filing, registration or recordation of fully executed security agreements in the form hereof in the United States Patent and Trademark Office of United States Copyright Office, as applicable, and (iv) obtaining control of any cash or Deposit Accounts described in the definition of Collateral, as applicable, such Security Interest shall be a perfected first priority Security Interest except to the extent of permitted purchase money security interests and subject to the terms of any intercreditor agreement, provided, however, that solely with respect to clause (iv) hereof, such Security Interest shall be a perfected first priority Security Interest to the extent that perfection can be effected through obtaining control, and with respect to all clauses hereof, except for any Permitted Liens.

(b)                                 Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i)                                     It shall maintain, at its own cost and expense, such complete and accurate Records with respect to the Collateral as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which it is engaged, but in any event to include complete accounting Records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Administrative Agent may reasonably request, promptly to prepare and deliver to the Administrative Agent a duly certified schedule or schedules in form and detail satisfactory to the Administrative Agent showing the identity and amount of any and all such Collateral.

(ii)                                  It shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral owned or rights in Collateral held by it or on its behalf against all Persons and to defend the Security Interest in the Collateral and the priority thereof against any Lien or other interest not expressly permitted by the Loan Documents, and in furtherance thereof, it shall not take, or permit to be taken, any action not otherwise expressly permitted by the Loan Documents that could reasonably be expected to impair the Security Interest or the priority thereof or any Secured Party’s rights in or to such Collateral.

(iii)                               During normal business hours, the Administrative Agent and such Persons as the Administrative Agent may designate shall, as often as reasonably requested, have the right, at the cost and expense of such Grantor, to inspect all of its Records (and to make extracts and copies from such Records), to discuss its affairs with its officers and independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral owned or rights in Collateral held by or on behalf of such Grantor, including, in the case of Accounts, Pledged Debt, General Intangibles, Commercial Tort Claims or Collateral in the possession of any third person, by contacting Account Debtors, contract parties or other obligors thereon or any third person possessing such Collateral for the purpose of making such a verification.  The Administrative Agent shall have the absolute right to share on a confidential basis any information it gains from such inspection or verification with any Secured Party.

(iv)                              At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral owned or held by or on behalf of such Grantor, and not permitted by the Loan Documents, and may pay for the maintenance and preservation of such Collateral to the extent such Grantor fails to do so as required by the Loan Documents, and such Grantor agrees, jointly with the other Grantors and severally, to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(v)                                 It shall remain liable for the failure to observe and perform all obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral owned or held by it or on its behalf, all in accordance with the terms and conditions thereof, and it agrees, jointly with the other Grantors and severally, to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

(vi)                              It shall not make, or permit to be made, an assignment, pledge or hypothecation of the Collateral owned or held by it or on its behalf, or grant any other Lien in respect of such Collateral, except as expressly permitted by the Loan Documents.

(vii)                           It shall:

(A)          Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Grantors, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to the Administrative Agent.  Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Administrative Agent, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Administrative Agent, showing loss under such insurance policies payable to Administrative Agent.  Such endorsement, or an independent instrument furnished to Administrative Agent, shall provide that the insurance company shall give Administrative Agent at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of any Grantor or any other Person shall affect the right of Administrative Agent to recover under such policy of insurance in case of loss or damage.  In addition, each Grantor shall cause to be executed and delivered to Administrative Agent an assignment of proceeds of its business interruption insurance policies.  Each Grantor hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Administrative Agent during the continuance of an Event of Default.  Each Grantor irrevocably makes, constitutes and appoints Administrative Agent (and all officers, employees or agents designated by Administrative Agent) as such Grantor’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance during the continuance of an Event of Default.

(B)          Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of each Grantor with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Administrative Agent and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Administrative Agent, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Administrative Agent as additional insured thereunder and providing that the insurance company shall give Administrative Agent at least thirty (30) days written notice before any such policy shall be altered or canceled.

 If it at any time or times hereafter any Grantor shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Administrative Agent, without waiving or releasing any obligation or default by any Grantor hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Administrative Agent deems advisable upon notice to Grantors.  Such insurance, if obtained by Administrative Agent, may, but need not, protect such Grantor’s interests or pay any claim made by or against such Grantor with respect to the Collateral.  Such insurance may be more expensive than the cost of insurance such Grantor may be able to obtain on its own and may be cancelled only upon such Grantor providing evidence that it has obtained the insurance as required above.  All sums disbursed by Administrative Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute a Loan under the Credit Agreement, shall be payable on demand by Grantors to Administrative Agent and, until paid, shall bear interest at the highest rate then applicable to a Loan under the Credit Agreement.

(viii)                        It shall provide the Administrative Agent with prompt written notice of (a) each Commercial Tort Claim in excess of $10,000,000 in respect of which such Grantor has any right, title or interest that is not listed in the Perfection Certificate (and will promptly take all steps as the Administrative Agent may request to grant to the Administrative Agent and the other Secured Parties a first priority Lien therein), and (b) any judgment, settlement or other disposition of any new or existing Commercial Tort Claim.

Section 3.2                                    Equipment and Inventory.  Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that all of its Equipment and Inventory (other than mobile goods, Inventory and Equipment in transit, or rented, leased or otherwise provided to others in the ordinary course of business and other Collateral in which possession is not maintained in the ordinary course of its business) is kept only at the locations specified in the Perfection Certificate.

Section 3.3                                    Accounts

(a)                                 Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other

Secured Parties that no Account is evidenced by an Instrument or Chattel Paper that has not been delivered to the Administrative Agent.

(b)                                 Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)            To the extent reasonably practicable, it shall mark conspicuously, in form and manner reasonably satisfactory to the Administrative Agent, all Chattel Paper, Instruments and other evidence of any Accounts (other than any delivered to the Administrative Agent as provided herein), as well as the related Records, with an appropriate reference to the fact that the Administrative Agent has a security interest therein.

(ii)           It will not, without the Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Account, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Supporting Obligation, or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, releases, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices or in accordance with such practices reasonably believed by such Grantor to be prudent.

(iii)          Except as otherwise provided in this Section, it shall continue to collect all amounts due or to become due to it under all Accounts and any Supporting Obligations relating thereto, and diligently exercise each material right it may have thereunder, in each case at its own cost and expense, and in connection with such collections and exercise, it shall, upon the occurrence and during the continuance of an Event of Default, take such action as it or the Administrative Agent may reasonably deem necessary. Notwithstanding the foregoing and in addition to all other rights and remedies, the Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify, or require such Grantor to notify, any Account Debtor with respect to any such Account or Supporting Obligation of the Administrative Agent’s security interest therein, and in addition, at any time during the continuation of an Event of Default, the Administrative Agent may: (A) direct such Account Debtor to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and (B) enforce, at the cost and expense of such Grantor, collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor would be able to have done.  If the Administrative Agent notifies such Grantor that it has elected to collect any such Account or Supporting Obligation in accordance with the preceding sentence, any payments thereof received by such Grantor shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent hereunder and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement), and such Grantor shall not grant any extension of the time of payment thereof, compromise, compound or settle the same for less than the full amount thereof, release the same, wholly or partly, or allow any credit or discount whatsoever thereon.  Each Grantor shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation relating to any Account.

Section 3.4                                    Pledged Collateral; Documents

(a)                                 Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that: (i) all Pledged Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable, and such Grantor is the direct owner, beneficially and of record, thereof, free and clear of all Liens (other than Liens expressly permitted by the Loan Documents), (ii) all Pledged Debt has been duly authorized, issued and delivered and, where necessary, authenticated, and, to the knowledge of such Grantor, constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and (iii) all Pledged Equity Interests evidenced by a Security Certificate and Chattel Paper or Instruments and Documents, have been delivered to the Administrative Agent.

(b)                                 Registration in Nominee Name; Denominations. Each Grantor hereby agrees that without limiting Article 5, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) upon the occurrence and during the continuation of an Event of Default to hold, where applicable, Pledged Collateral in the Administrative Agent’s own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned, where applicable, in blank or in favor of the Administrative Agent.

(c)                                  Distributions. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, shall have the right to receive (for application to the Obligations) all dividends, interest or principal in respect of Pledged Collateral and to the extent that any thereof is received by or on behalf of a Grantor, it shall be held in trust for the benefit of the Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Administrative Agent pursuant to this clause shall be retained by the Administrative Agent in an account to be established in the name of the Administrative Agent, for the ratable benefit of the Secured Parties, under its sole dominion and control and shall be applied in accordance with the provisions of Section 6.2.  After all Events of Default have been cured or waived, the Administrative Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to the applicable Grantor all cash dividends, interest and principal (without interest) which remain in such account.

(d)                                 Voting Rights. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, shall be vested with all rights of each Grantor to exercise the voting and consensual rights and powers with respect to Pledged Collateral.

(e)                                  Control. If at any time any Pledged Equity Interests do not constitute Securities or if any Pledged Equity Interests constituting Securities are not evidenced by a Security Certificate, the applicable Grantor shall take such actions and execute such documents, at such Grantor’s expense, as is necessary to establish the Administrative Agent’s control thereof or otherwise perfect the Security Interest therein

(f)                                   Instruments.  If any Pledged Debt is evidence by any Instrument or Tangible Chattel Paper, the applicable Grantor shall indorse, assign, and deliver the same to the

Administrative Agent accompanied by such instruments of transfer or assignment duly executed in blank as Administrative Agent may from time to time reasonably request.

Section 3.5                                    Intellectual Property Collateral. Each Grantor hereby covenants and agrees as follows:

(a)                                 It will not, nor will it permit any of its licensees (or sublicensees) to, do any act, or omit to do any act, whereby any material Patent that is related to the conduct of its business may become invalidated or dedicated to the public, and it shall continue to mark any products covered by a Patent with the relevant patent number as necessary to establish and preserve its maximum rights under applicable patent laws.

(b)                                 It will (either directly or through its licensees or its sublicensees), for each material Trademark included in the Collateral that is related to the conduct of its business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under any such Trademark, (iii) display such Trademark with notice of Federal or other analogous registration to the extent necessary to establish and preserve its rights under applicable law, and (iv) not knowingly use or knowingly permit any of its licensees or sublicensees to use such Trademark in violation of any third party’s valid and legal rights.

(c)                                  It will (either directly or through its licensees or its sublicensees), for each material work covered by a Copyright included in the Collateral that is related to the conduct of its business, continue to publish, reproduce, display, adopt and distribute the material work with appropriate copyright notice as necessary to establish and preserve its maximum rights under applicable copyright laws.

(d)                                 It will promptly notify the Administrative Agent in writing if it knows that any Intellectual Property material to the conduct of its business and included in the Collateral may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office, or any similar offices or tribunals in the United States of America or any other country) regarding such Grantor’s ownership of any such Intellectual Property, its right to register the same, or to keep and maintain the same.

(e)                                  In no event shall it, either directly or through any agent, employee, licensee or designee, file an application for any Intellectual Property of material value with the United States Patent and Trademark Office, the United States Copyright Office or any similar offices in the United States of America or any other country, unless it promptly notifies the Administrative Agent in writing thereof and, upon request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Intellectual Property, and such Grantor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)                                   It will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar offices or tribunals in the United States of America or any other country, to maintain and pursue each material application relating to the Intellectual Property included in the

Collateral owned or held by it or on its behalf (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registered Trademark and Copyright included in the Collateral that is material to the conduct of its business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent, in good faith, with reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties. In the event that it has reason to believe that any Intellectual Property included in the Collateral material to the conduct of its business has been or is about to be infringed, misappropriated or diluted by a third party, it promptly shall notify the Administrative Agent in writing and shall, if consistent, in good faith, with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions consistent with reasonable business practices under the circumstances to protect such Intellectual Property.

(g)           During the continuance of an Event of Default, it shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each license included in the Collateral owned or held by it or on its behalf to effect the assignment (as collateral security) of all of its right, title and interest thereunder to the Administrative Agent or its designee.

(h)           It shall continue to collect all amounts due or to become due to such Grantor under all material Intellectual Property included in the Collateral owned or held by it or on its behalf, and diligently exercise each material right it may have thereunder, in each case at its own cost and expense, and in connection with such collections and exercise, it shall, upon the occurrence and during the continuance of an Event of Default, take such action as it or the Administrative Agent may reasonably deem necessary. Notwithstanding the foregoing, the Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify, or require such Grantor to notify, any relevant obligors with respect to such amounts of the Administrative Agent’s security interest therein.

Section 3.6            Commercial Tort Claims.  Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that the Perfection Certificate sets forth all Commercial Tort Claims as are in existence (i) on the Closing Date, in the case of the Grantors signatory hereto on the Closing Date, and (ii) on the date on which an Additional Grantor becomes a Grantor, in the case of each Additional Grantor.  Each Grantor hereby covenants and agrees that it shall provide the Administrative Agent with prompt written notice of each Commercial Tort Claim in excess of $10,000,000, and any judgment, settlement or other disposition thereof and will take such action as the Administrative Agent may request to grant and perfect a security interest therein in favor of the Administrative Agent and the other Secured Parties.

ARTICLE 4.

FURTHER ASSURANCES; FILING AUTHORIZATION

Each Grantor hereby covenants and agrees, at its own cost and expense, to promptly execute and deliver all further certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and take all further action, that the Administrative Agent may reasonably request from time to time, in order to perfect and protect the Security Interest granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral.  Each Grantor hereby irrevocably authorizes the Administrative

Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral.  Each Grantor hereby further authorizes the Administrative Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Security Agreement, the Grants of Security Interest in Trademarks and Patents and Grants of Security Interest in Copyrights in the forms of Exhibits B and C respectively or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor, and naming such Grantor, as debtor, and the Administrative Agent, as secured party.

ARTICLE 5.

ADMINISTRATIVE AGENT

Each Grantor hereby appoints the Administrative Agent and any officer or agent thereof, as its true and lawful agent and attorney-in-fact for the purpose of carrying out the provisions of this Security Agreement, taking any action such Grantor is obligated to take under any Loan Document, and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, provided that the Administrative Agent agrees it will not exercise its authority as the agent and attorney-in-fact of the Borrower unless an Event of Default shall have occurred and shall be continuing.  The provisions of this Article shall in no event relieve any Grantor of any of its obligations hereunder or under the other Loan Documents with respect to any of the Collateral or impose any obligation on the Administrative Agent to proceed in any particular manner with respect to any of the Collateral, or in any way limit the exercise by the Administrative Agent or any other Secured Party of any other or further right that it may have on the Closing Date or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral.

ARTICLE 6.

REMEDIES UPON DEFAULT

Section 6.1            Remedies Generally

Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise any and all rights and remedies granted to a Secured Party by the UCC or otherwise allowed at law, and provided by this Agreement.  Without limiting the foregoing, during such period with respect to any Collateral consisting of Intellectual Property each Grantor agrees, on demand, to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine, unless any of the Grantor’s obligations would violate any then-existing licensing arrangements to the extent that waivers cannot be obtained. The Administrative Agent may sell all or a portion of the Collateral in any manner permitted by applicable law, provided, that the Grantors agree that ten days’ written notice of any such sale shall be deemed reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions (or any successor provisions).

Section 6.2            Application of Proceeds of Sale

The Administrative Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash as set forth in Section 8.03 of the Credit Agreement.

Section 6.3            Grant of License to Use Intellectual Property

For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article, at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies upon the occurrence and during the continuance of an Event of Default, each Grantor hereby grants, to the extent it has the right to grant, to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or held or hereafter acquired or held by or on behalf of such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, unless any of the Grantor’s obligations would violate any then-existing licensing arrangements to the extent that waivers cannot be obtained.  The use of such license by the Administrative Agent shall be exercised, at the option of the Administrative Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon such Grantor notwithstanding any subsequent cure of an Event of Default.  Any royalties and other payments received by the Administrative Agent shall be applied in accordance with Section 6.2.

ARTICLE 7.

REIMBURSEMENT OF THE ADMINISTRATIVE AGENT

Each Grantor agrees, jointly with the other Grantors and severally, to pay to or reimburse the Administrative Agent for all of its fees, costs and reasonable expenses incurred in connection herewith.

ARTICLE 8.

SECURITY INTEREST ABSOLUTE

All rights of the Administrative Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Documents, any agreement with respect to any of the Obligations, or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other waiver, amendment, supplement or other modification of, or any consent to any departure from, the Credit Agreement, any other Loan Documents or any other agreement or instrument relating to any of the foregoing, (iii) except as otherwise expressly permitted under the Loan Documents or effected pursuant thereto, any exchange, release or non-perfection of any Lien on any other collateral, or any release or waiver, amendment, supplement or other modification of, or consent under, or departure from, any guaranty, securing or guaranteeing all or any of the Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or in respect of this Security Agreement or any other Loan Document.

ARTICLE 9.

TERMINATION; RELEASE

This Security Agreement and the Security Interest shall terminate when all Commitments have expired or otherwise terminated and all Obligations then due and payable (excluding any contingent indemnification obligations and hedging obligations not related to the Credit Facility) have been finally and paid in full in cash. Upon the effectiveness of any written consent to the release of the Security Interest in any Collateral pursuant to the Credit Agreement, the Security Interest in such Collateral shall be automatically released.  Upon any sale, transfer or other disposition of Collateral permitted by the Loan Documents (other than to a Loan Party), the Security Interest in such Collateral shall be automatically released (other than to the extent any such sale, transfer or other disposition of such Collateral would, immediately after giving effect thereto, result in the receipt by such Grantor of any other property (whether in the form of Proceeds or otherwise) that would, but for the release of the Security Interest therein pursuant to this clause, constitute Collateral, in which event the Lien created hereunder shall continue in such property).  In addition, if any of the Pledged Equity Interests in any Subsidiary or subsidiary, as applicable, are sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Loan Documents and, immediately after giving effect thereto, such Subsidiary or subsidiary, as applicable, would no longer be a Subsidiary or a subsidiary, as applicable, then the obligations of such Subsidiary or subsidiary, as applicable, under this Security Agreement and the Security Interest in the Collateral owned or rights in Collateral held by or on behalf of such Subsidiary or such subsidiary, as applicable, shall be automatically released.  In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to the applicable Grantor, at such Grantor’s own cost and expense, all Uniform Commercial Code termination statements and similar documents that such Grantor may reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Article shall be without recourse to or warranty by the Administrative Agent or any other Secured Party.

ARTICLE 10.

ADDITIONAL GRANTORS

Upon execution and delivery after the date hereof by the Administrative Agent and a Subsidiary of a joinder agreement or supplement hereto together with a Perfection Certificate, each in form and substance satisfactory to the Administrative Agent, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein (each an “Additional Grantor”).  The execution and delivery of any joinder agreement or supplement shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder and each other Loan Party and other party (other than a Lending Party) under the Loan Documents shall remain in full force and effect notwithstanding the addition of any Additional Grantor as a party to this Security Agreement.  For clarity, no Foreign Subsidiary, NW Property Solutions LLC or Transportation Solutions shall be required to become a party hereto as a Grantor.

ARTICLE 11.

BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS

Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor that are contained in this Security Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns.  This Security Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties, and their respective successors and assigns, except that no Grantor shall have the right to assign its rights or obligations hereunder or any interest herein or in any of the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Security Agreement or the other Loan Documents.  This Security Agreement shall be construed as a separate agreement with respect to each of the Grantors and may be amended, supplemented, waived or otherwise modified or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

ARTICLE 12.

SURVIVAL OF AGREEMENT; SEVERABILITY

All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Security Agreement or any other Loan Documents shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the execution and delivery of any Loan Document and the making of any Loan, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Security Agreement shall terminate. In the event any one or more of the provisions contained in this Security Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

ARTICLE 13.

OTHER PROVISIONS

Section 13.1          Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows: (i) if to any Grantor, to it c/o the Borrower as provided in the Credit Agreement, and (ii) if to the Secured Parties or the Administrative Agent, to the Administrative Agent as provided in Section 10.02 of the Credit Agreement.  All notices and other communications given to any party hereto in accordance with the provisions hereof shall be deemed to have been given on the date of receipt.

Section 13.2                             Waivers; Amendments. Neither this Security Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Grantor, subject to any consent requirement contained in Section 10.01 of the Credit Agreement.

Section 13.3                             Damage Waiver. To the extent permitted by applicable law, no Grantor shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.

Section 13.4                             Counterparts; Integration; Effectiveness. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Security Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Security Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 13.5                             Right of Setoff. If an Event of Default shall have occurred and be continuing, the Secured Parties and their respective Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of a Grantor against any of and all the obligations of such Grantor now or hereafter existing under this Security Agreement and the other Loan Documents, irrespective of whether or not it shall have made any demand therefor and although such obligations may be unmatured.  The rights of the Secured Parties and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that it may have.

Section 13.6                             Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law (other than New York General Obligations Law 5-1401 and 5-1402).  Each Grantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Supreme Court of the State of New York sitting in New York County in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or any other Loan Document to which each is a party, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state courts or, to the fullest extent permitted by applicable Law, in such Federal courts.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing in this Security Agreement or in any other Loan Document shall affect any right that Administrative Agent or any Lending Party may otherwise have to bring any action or proceeding relating to this Security Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any other jurisdiction.

(b)                                 Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Each Grantor irrevocably consents to service of process in the manner provided for notices in Section 10.02 of the Credit Agreement.  Nothing in this Security Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

Section 13.7                            WAIVER OF JURY TRIAL; OTHER WAIVER.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM.  EACH OF THE PARTIES HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL ON SUCH MATTERS.  IN THE EVENT OF LITIGATION, A COPY OF THIS SECURITY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 13.8                             Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Security Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Security Agreement.

Section 13.9                             Prior Agreement.  This Agreement constitutes an amendment and restatement of, and replacement and substitution for, the Original Security Agreement.  The indebtedness evidenced by the Original Security Agreement is continuing indebtedness evidenced hereby as amended, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Original Security Agreement, or to release or otherwise adversely affect any lien, mortgage, or security interest securing such indebtedness or any rights of the Administrative Agent and Lenders against any guarantor, surety, or other Person liable for such indebtedness.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

TITAN MACHINERY, INC.

By:	/s/ Ted Christianson
Name:	Ted Christianson
Title:	VP of Finance

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:	/s/ Mark T. Lundquist
Name:	Mark T. Lundquist
Title:	Vice President

EXHIBIT A

Perfection Certificate

EXHIBIT B

GRANT OF SECURITY INTEREST IN TRADEMARKS AND PATENTS

WHEREAS, TITAN MACHINERY INC., a Delaware corporation (“Grantor”) owns the trademarks, trademark registrations, trademark applications, and any and all goodwill associated therewith, and the patents and patent applications, in each case set forth on Schedule A and Schedule B attached hereto; and

WHEREAS, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent (the “Grantee”), desires to acquire a security interest in, and lien on, all of Grantor’s right, title and interest in and to Grantor’s trademarks, trademark registrations, trademark applications and any and all goodwill associated therewith and patents and patent applications; and

WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the trademarks, trademark registrations, trademark applications and any and all goodwill associated therewith and patents and patent applications described above.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the terms and conditions of the Amended and Restated Security Agreement, dated as of March 30, 2012, among the Grantor, certain of its affiliates, and the Grantee (as amended from time to time, the “Security Agreement”), the Grantor hereby grants to the Grantee a security interest in, and a lien upon, all of Grantor’s right, title and interest in and to (i) the trademarks, trademark registrations, trademark applications, and any and all goodwill associated therewith (the “Marks”) set forth on Schedule A attached hereto, (ii) the patents and patent applications (the “Patents”) set forth on Schedule B attached hereto, in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement) of the Marks, (iv) all of the goodwill of the businesses with which the Marks are associated, and (v) all causes of action, past, present and future, for infringement, misappropriation, or dilution of any of the Marks and/or Patents or unfair competition regarding the same.

This GRANT OF SECURITY INTEREST is made to secure the satisfactory performance and payment of all the Obligations (as such term is defined in the Security Agreement) of the Grantor and shall be effective as of the date of the Security Agreement.

This Grant of Security Interest has been granted in conjunction with the security interest granted to Grantee under the Security Agreement.  The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Grant of Security Interest are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned have executed this Grant of Security Interest as of the 29th day of March, 2012.

GRANTOR:

TITAN MACHINERY INC.
a Delaware Corporation

By:
Print Name:
Title:

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION
a national banking association,
as Administrative Agent

By:
Print Name:
Title:

STATE OF	)
)
COUNTY OF	)

On this      day of March, 2012, before me personally came                             , to me known, who, being by me duly sworn did depose and say that he is the                            of Titan Machinery Inc., the company described in and which executed the foregoing instrument, and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public

My Commission Expires:

STATE OF	)
)
COUNTY OF	)

On this      day of March, 2012, before me personally came                                       , to me known, who, being by me duly sworn did depose and say that he is a                              of Wells Fargo Bank, National Association, the company described in and which executed the foregoing instrument and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public

My Commission Expires:

Schedule A - Trademarks

Country	Trademark	Registration #	Issue Date	Owner

Schedule B - Patents

Country	Patent Title	Patent #/ (Application #)	Issue Date/ (File Date)	Owner

EXHIBIT C

GRANT OF SECURITY INTEREST IN COPYRIGHTS

WHEREAS, TITAN MACHINERY INC., a Delaware corporation (“Grantor”) owns the copyrights and associated copyright registrations and pending applications for registration set forth on Schedule A attached hereto; and

WHEREAS, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent (the “Grantee”), desires to acquire a security interest in, and lien on, all of Grantor’s right, title and interest in and to Grantor’s copyrights and copyright registrations and applications therefor; and

WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the terms and conditions of the Amended and Restated Security Agreement, dated as of March 30, 2012, among the Grantor, certain of its affiliates, and the Grantee (as amended from time to time, the “Security Agreement”), the Grantor hereby grants to the Grantee a security interest in, and a lien upon, all of Grantor’s right, title and interest in and to Grantor’s copyrights and copyright registrations and applications more particularly set forth on Schedule A attached hereto (the “Copyrights”), together with (i) all Proceeds (as such term is defined in the Security Agreement referred to below) of the Copyrights, and (ii) all causes of action, past, present and future, for infringement of any Copyright.

This GRANT OF SECURITY INTEREST is made to secure the satisfactory performance and payment of all the Obligations (as such term is defined in the Security Agreement) of the Grantor and shall be effective as of the date of the Security Agreement.

This Grant of Security Interest has been granted in conjunction with the security interest granted to Grantee under the Security Agreement.  The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Grant of Security Interest are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned have executed this Grant of Security Interest as of the 29th day of March, 2012.

GRANTOR:

TITAN MACHINERY INC.
a Delaware corporation

By:
Print Name:
Title:

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION
a national banking association,
as Administrative Agent

By:
Print Name:
Title:

Trademark, Patent and Copyright Security Agreement

STATE OF	)
)
COUNTY OF	)

On this          day of March, 2012, before me personally came               , to me known, who, being by me duly sworn did depose and say that he is the                  of Titan Machinery Inc., the company described in and which executed the foregoing instrument, and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public

My Commission Expires:

STATE OF	)
)
COUNTY OF	)

On this          day of March, 2012, before me personally came                                     , to me known, who, being by me duly sworn did depose and say that he is a                              of Wells Fargo Bank, National Association, the company described in and which executed the foregoing instrument and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public

My Commission Expires:

SCHEDULE A

COPYRIGHTS

COPYRIGHT	REGISTRATION NUMBER